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                                                                    Exhibit 10.4

                               EMPLOYMENT CONTRACT
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         THIS EMPLOYMENT CONTRACT (the "Agreement") is made and delivered in the
City of Blue Ash, Hamilton County, Ohio, effective as of the 1st day of January, 1997, by and between The Blue Ash Building And Loan Company (the "Company"), a wholly owned subsidiary of Towne Financial Corporation (the "Holding Company"), and William T. Thornell, (the "Employee").

         WHEREAS, the Board of Directors of the Company and the Holding Company believe that it is in the best interest of the Company to enter into this Agreement with the Employee in order to assure the continuity and retention of key management of the Company and to reinforce and encourage the continued attention and dedication of the Employee to the Company and to the duties assigned to the Employee by the Company; and

         WHEREAS, the Board of Directors of the Company has approved and authorized the execution and delivery of this Agreement with the Employee effective as of the date set forth in this Agreement;

         NOW, THEREFORE, in consideration of the foregoing and in consideration of the mutual exchange of promises and of the covenants performed and to be performed, the Company and Employee agree as follows:

         1. EMPLOYMENT. The Employee will be employed by the Company as the Vice-President of the Company. As Vice-President of the Company, the Employee shall render to the Company administrative and management services as are customarily rendered by persons situated in similar executive capacities. The Employee shall have such other duties and powers as may from time to time be assigned by the Board of Directors of the Company, provided that such duties are consistent with the position of the Employee as the Company's Vice-President. During the term of this Agreement, the Employee shall devote best efforts and all business time and attention to the business and affairs of the Company.

         2.       COMPENSATION

                  (a) SALARY. Company agrees to pay the Employee during the term of this Agreement a salary as follows: from the effective date hereof through the 31st day of December, 1997, a salary at an annual rate equal to $86,000.00 payable to the Employee by the Company not less frequently than weekly in accordance with past practices of the Company. The salary of the Employee shall be adjusted on January 1st, of each year during the term of this Agreement as determined by the Company's Board of Directors, and may be increased (but not decreased) in such amounts as the Board of Directors of the Company in its discretion may determine.



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                  (b) DISCRETIONARY BONUSES. The Employee shall be entitled to participate in an equitable manner with all other executive officers of the Company in discretionary bonuses as authorized and declared by the Board of Directors of the Company for its executive employees. No other compensation provided for in this Agreement shall be deemed a substitute for the right of the Employee to participate in such bonuses when and as declared by the Company's Board of Directors.

                  (c) EXPENSES. During the term of employment hereunder, the Employee shall be entitled to receive prompt reimbursement for all reasonable expenses incurred in accordance with policies and procedures at least as favorable to the Employee as those presently applicable to the senior executive officers of the Company, provided that the Employee properly accounts therefore in accordance with the policy of the Company.

         3.       BENEFITS.

                  (a) PARTICIPATION IN RETIREMENT AND EMPLOYEE BENEFIT PLANS. The Employee shall be entitled while employed hereunder to participate in and receive benefits under all plans relating to stock options, stock purchases, pension, thrift, profit sharing, group life insurance, medical coverage, education, cash or stock bonuses, and other retirement or employee benefits or combinations thereof that are now or hereafter maintained for the benefit of the executive employees of the Company or for the Company's employees generally. Provided, however, that nothing herein shall be construed as requiring the Company to adopt, maintain and/or continue any such benefit plan.

                  (b) FRINGE BENEFITS. The Employee shall be eligible while employed hereunder to participate in and receive benefits under any other fringe benefits which are or may become applicable to the executive employees of the Company or to its employees generally.

         4. TERM. The term of employment under this Agreement shall be a period of three (3) years commencing upon the date of this Agreement (herein the "Commencement Date"), subject to earlier termination as hereinafter provided. Beginning on the first anniversary of the Commencement Date, and on each anniversary thereafter, the term of employment under this Agreement shall be extended for a period of one (1) year unless either the Company or the Employee gives contrary written notice to the other not less than ninety (90) days in advance of the date on which the term of employment under this Agreement would otherwise be extended. Notwithstanding any other statement or provision herein, this Agreement will not be automatically extended unless, prior thereto, such extension is approved by the Board of Directors of the Company following a formal performance evaluation review of the Employee

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performed by the disinterested members of the Board of Directors of the Company and the approval and justification of the approval are then recorded in the minutes of the Board of Directors. Reference herein to the term of employment under this Agreement shall refer to both such initial term and any extended term.

         5. VACATIONS. The Employee shall be entitled, without loss of pay, to be absent voluntarily for reasonable periods of time from the performance of the duties and responsibilities under this Agreement. All such voluntary absences shall count as paid vacation time, unless the Board of Directors of the Company otherwise approves. The Employee shall be entitled to an annual paid vacation of 3 weeks per year or such longer period as the Board of Directors of the Company may approve. The timing of paid vacations shall be scheduled in a reasonable manner by the Employee. The Employee shall not be entitled to receive any additional compensation from the Company on account of failure to take a paid vacation. The Employee shall not be allowed to accumulate unused paid vacation from one vacation year to the next, unless the Employee has failed to use vacation time to which the Employee was entitled at the request of the Company's Board of Directors.

         6.       TERMINATION OF EMPLOYMENT.

                  (a) (i) The Board of Directors of the Company may terminate the employment of the Employee at any time, but any termination by the Board of Directors other than termination for cause shall not prejudice the right of the Employee to compensation or other benefits under this Agreement.

                  (ii) The Company and the Employee acknowledge and agree that damages which will result to the Employee for termination without cause shall be extremely difficulty or impossible to establish or prove. Therefore, the Company and the Employee agree that unless the termination is a termination for cause, the Company shall be obligated, concurrently with such termination, to make a lump sum cash payment to the Employee, as liquidated damages, of an amount equal to the then current salary of the Employee calculated for a period equal to the remaining term of this Agreement. The Employee agrees that, except for such other payments and benefits to which the Employee may be entitled as expressly provided by the terms of this Agreement, such liquidated damages shall be in lieu of all other claims which the Employee may make by reason of such termination. Such payment to the Employee shall be made on or before the last day of the employment of the Employee with the Company. The liquidated damages amount shall not be reduces by any compensation which the Employee may receive for other employment with another employer after termination of employment with the Company.


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                  (iii) In addition to the liquidated damages above described that are payable to the Employee for termination without cause, the following shall apply in the event of any termination without cause, any termination by reason of disability or in the event of any termination subject to Section 7 hereof: (1) the Employee shall continue to participate in, and accrue benefits under, all retirement, pension, profit sharing, employee stock ownership, and other deferred compensation plans of the Company for the remaining term of this Agreement as if the termination of employment of the Employee had not occurred (with the Employee deemed to receive annually for the purposes of such plans the Employee's then current salary [at the time of this termination] under Section 2 of this Agreement), except to the extent that such continued participation and accrual is expressly prohibited by law or to the extent such plan constitutes a "qualified plan" under Section 401 of the Internal Revenue Code of 1986, as amended (the "Code"); (2) the Employee shall be entitled to continue to receive all other employee benefits and then existing fringe benefits referred to in
Section 3 hereof for the remaining term of this Agreement as if the termination of employment had not occurred; and (3) all insurance or other provisions for indemnification, defense or hold harmless of officers or directors of the Company which are in effect on the date the notice of termination is sent to the Employee shall continue for the benefit of the Employee with respect to all of his acts and omissions while an officer or director as fully and completely as if such termination had not occurred and until the final expiration or running of all period of limitation against action which may be applicable to such acts or omissions.

         (b) If the Employee is suspended from office and/or temporarily prohibited from participating in the conduct of the Company's affairs by a notice served under Section 8(e)(3) or (g)(1) of the Federal Deposit Insurance Act ("FDIA"), 12 U.S.C. Section 1818(e)(3); (g)(1), the Company's obligations under this Agreement shall be suspended as of the date of service, unless stayed by appropriate proceedings. If the charges in the notice are dismissed, the Company may in its discretion (i) pay the Employee all or part of the compensation withheld while its obligations under this Agreement were suspended and (ii) reinstate in whole or in part any of the obligations which were suspended.

         (c) If the Employee is removed from office and/or permanently prohibited from participating in the conduct of the Company's affairs by an order issued under Section 8(e)(4) or (g)(1) of the FDIA, 12 U.S.C.
Section 1818(e)(4); (g)(1), all obligations of the Company under this Agreement shall terminate, as of the effective date of the order, but vested rights of the parties shall not be affected.

         (d) If the Company becomes in default (as defined in Section 3 (x)(1) of the FDIA, 12 U.S.C. Section 1813(x)(1), all obligations under

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this Agreement shall terminate as of the date of default, but this provision shall not affect any vested rights of the parties.

         (e) All obligations under this Agreement shall be terminated, except to the extent determined that continuation of this Agreement is necessary for the continued operation of the Company: (i) by the Director of the Office of Thrift Supervision ("OTS") or his or her designee at the time the Federal Deposit Insurance Corporation or the Resolution Trust Corporation enters into an agreement to provide assistance to or on behalf of the Company under the authority contained in Section 13(c) of the FDIA, 12 U.S.C. Section 1823(c); or
(ii) by the Director of the OTS or his or her designee at the time the Director of the OTS or his or her designee approves a supervisory merger to resolve problems related to operation of the Company or when the Company is determined by the Director of the OTS to be in an unsafe or unsound condition.

Any rights of the parties that have already vested, however, shall not be affected by any such action.

         (f) In the event that the Company has terminated the Employee for cause, but it is determined by a court of competent jurisdiction that cause did not exist for such termination, or if it is determined by any such court that the Company has failed to make timely payment of any amounts owed to the Employee under this Agreement, the Employee shall be entitled to reimbursement for all reasonable costs, including attorney fees, incurred in challenging such termination or collecting such amounts. Such reimbursement shall be in addition to all rights to which the Employee is otherwise entitled under this Agreement.

         7.       CHANGE IN CONTROL.

                  (a) If during the term of this Agreement there is a change in control of the Company and/or the Holding Company, the Employee shall be entitled to receive as a severance payment for services previously rendered to the Company a lump sum cash payment as provided for herein (subject to Section 7(c) below) in the event the employment of the Employee is terminated, voluntarily or involuntarily in connection with or within one year after the change in control of the Company, unless such termination occurs by virtue of normal retirement, permanent and total disability or death. Subject to Section 7(c) below, the amount of this payment shall equal three times the Employee's average compensation which was payable by the Company and was includible in the Employee's gross income for federal income tax purposes with respect to the five most recent taxable years of the Company ending prior to such change in control of the Company (or such portion of such period during which the Employee was a full-time Employee of the Company), less $1.00. Payment under this Section 7(a) shall be in lieu of any amount owed to the Employee as liquidated damages for termina-



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tion without cause under Section 6(a) hereof. Payment under this Section 7(a)
shall not be reduced by any compensation which the Employee may receive from other employment with another employer after termination of the employment of the Employee with the Company. In addition, Section 6(a)(iii) shall apply in the case of any termination of employment within the scope of this Section 7(a).

                  (b) A "change in control" for purposes of this Agreement shall be deemed to have taken place if: (1) any person becomes the beneficial owner of 25% or more of the total number of voting shares of the Holding Company; (2) any person becomes the beneficial owner of 10% or more, but less than 25% of the total number of voting shares of the Holding Company, provided, however, that if the Office of Thrift Supervision (the "OTS") has approved a rebuttal agreement filed by such person or such person has filed a certification with the OTS, a change in control will not be so deemed to have occurred unless the Board of Directors of the Holding Company has made a determination that such beneficial ownership constitutes or will constitute control; (3) any person (other than the persons named as proxies solicited on behalf of the Board of Directors of the Holding Company) holds revocable or irrevocable proxies as to the election or removal of two or more directors of the Holding Company, for 25% or more of the total number of voting shares of the Holding Company; (4) any person has received the approval of the OTS under Section 10 of the Home Owner's Loan Act (the "Holding Company Act"), or regulations issued thereunder to acquire control of the Holding Company; (5) any person has received approval of the OTS under the Change in Bank Control Act (the "Control Act"), or regulations issued thereunder, to acquire control of the Holding Company; (6) any person has commenced a tender or exchange offer, or entered into an agreement or received an option, to acquire beneficial ownership of 25% or more of the total number of voting shares of the Holding Company, whether or not the requisite approval for such acquisition has been received under the Holding Company Act, the Control Act, or the respective regulations issued thereunder; or (7) as the result of, or in connection, any cash tender or exchange offer, merger, or other business combination, sale of assets or contested election, or any combination of the foregoing transactions, the persons who were directors of the Holding Company before such transaction shall cease to constitute at least two-thirds of the Board of Directors of the Holding Company or any successor institution. For purposes of this Section 7(b) a "person" includes an individual, corporation, partnership, trust, association, joint venture, poole, syndicate, unincorporated organization, joint stock company, a limited liability company or similar organization or group acting in concert. A person for these purposes shall be deemed to be a beneficial owner as that term is used in Rule 13d-3 under the Securities Exchange Act of 1934.



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         (c) Notwithstanding any other provisions of this Agreement or of any other agreement, contract, or understanding heretofore or hereafter entered into between the Employee and the Company except an agreement, contract, or understanding hereafter entered into that expressly modifies or excludes application of this Section 7(c) (the "Other Agreements"), and notwithstanding any formal or informal plan or other arrangement heretofore or hereafter adopted by the Company for the direct or indirect provision of compensation to the Employee (including groups or classes of participants or beneficiaries of which the Employee is a member), whether or not such compensation is deferred, is in cash, or is in the form of a benefit to or for the Employee (a "Benefit Plan"), the Employee shall not have any right to receive any payment, or other benefit under this Agreement, any Other Agreement, or any Benefit Plan if such payment or benefit, taking into account all other payments or benefits to or for the Employee under this Agreement, all Other Agreements and all Benefit Plans, would cause any payment to the Employee under this Agreement to be considered a "parachute payment" within the meaning of Section 280G(b)(2) of the Internal Revenue Code of 1986, as amended (the "Code") (a "Parachute Payment"). In the event that the receipt of any such payment or benefit under this Agreement, any Other Agreement, or any Benefit Plan would cause the Employee to be considered to have received a Parachute Payment under this Agreement, then the Employee shall have the right, in the Employee's sole discretion, to designate those payments or benefits under this Agreement, any other Agreement, and/or any Benefit Plans, which should be reduced or eliminated so as to avoid having the payment to the Employee under this Agreement be deemed to be a Parachute Payment.

         8. DISABILITY. If during the term of employment hereunder the Employee shall become disabled or incapacitated to the extent that the Employee is unable to perform the duties of Vice-President, the Employee shall be entitled to receive disability benefits of the type provided for other executive employees of the Company. During the period of time that the Employee receives disability benefits, the rights of the Employee to receive the salary stated in Section 2 hereof shall be suspended.

         9. TERMINATION - DEATH. In the event of the death of the Employee during the term of employment under this Agreement and prior to any termination hereunder, the Employee's estate, or such person as the Employee may have previously designated in writing, shall be entitled to receive from the Company the salary of the Employee through the last day of the calendar month in which death shall have occurred.

         10. INVOLUNTARY TERMINATION-DEFINITION. Except as otherwise provided in
Section 7 of this Agreement the term "Involuntary Termination" in this Agreement means the termination of employment


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of the Employee without the express written consent of the Employee. The
Employee shall be considered to be involuntarily terminated (1) if the employment of the Employee is involuntarily terminated for any reason other than for cause or (2) terminated pursuant to Section 6(b) through (e) or (3) terminated by reason of death, or (4) there occurs a material diminution of or interference with the Employee's duties and responsibilities as Vice-President of the Company. By way of example and not by way of limitation, any of the following actions, if unreasonable or materially adverse to the Employee, shall constitute such diminution or interference unless consented to in writing by the Employee: (1) a change in the principal workplace of the Employee to a location of more than 50 miles from the main office of the Company; (2) a material demotion of the Employee, a reduction in the number or seniority of other Company personnel reporting to the Employee, or a reduction in the frequency with which, or in the nature of the matters with respect to which, such personnel are to report to the Employee, other than as part of a Company wide reduction in staff; or (3) a reduction or adverse change in salary, perquisites, benefits, contingent benefits or vacation time which had theretofore been provided to the Employee, other than as part of an overall program applied uniformly and with equitable effect to all members of the senior management of the Company.

         11. TERMINATION FOR CAUSE. In case of termination of the employment of the Employee for cause, the Company shall pay the Employee salary through the date of termination and thereafter, the Company shall have no further obligation to the Employee under this Agreement which shall be considered as terminated for all purposes. The Employee shall not have the right to receive compensation or other benefits for any period after termination for cause. Notwithstanding the foregoing, the Employee shall not be deemed to have been terminated for cause unless and until there shall have been delivered to the Employee a copy of a resolution, duly adopted by the affirmative vote of not less than a majority of the disinterested members of the Board of Directors at a meeting of the Board called and held for such purpose after reasonable notice to the Employee and an opportunity for the Employee, together with counsel for the Employee, to be heard before the Board, stating that in the good faith opinion of the Board of Directors of the Company, the Employee was guilty of conduct constituting "cause" and specifying the particulars thereof in detail. The term "termination for cause" shall mean termination because of personal dishonesty of the Employee, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform duties, willful violation of any substantive law, rule or regulation or final cease and desist order, or material breach of any provision of this Agreement.

         12. VOLUNTARY TERMINATION. The Employee may voluntarily terminate employment at any time upon ninety (90) days written


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notice to the Company or upon such shorter period as may be agreed between the
Employee and the Board of Directors of the Company. In the event of such voluntary termination, the Company shall be obligated to continue to pay the salary of the Employee only through the date of termination, at the time such payments are due, and the Company shall have no further obligation to the Employee under this Agreement.


         13.      NON-ASSIGNABILITY.

                  (a) This Agreement is personal to each of the parties hereto, and neither party may assign or delegate any rights or obligations hereunder without first obtaining the written consent of the other party; provided, however, that the Company will require any successor or assign (whether direct or indirect by purchase, merger, consolidation or otherwise) to all or substan-tially all of the business and/or assets of the Company, by an assumption agreement in form and substance satisfactory to the Employee, to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession or assignment had taken place. Failure of the Company to obtain such an assumption agreement prior to the effective date of any such succession or assignment shall be a breach of this Agreement and shall entitle the Employee to compensation from the Company in the same amount and on the same terms as the compensation pursuant to Section 7(a) hereof. For purposes of implementing the provisions of this Section 13(a), the date on which any such succession becomes effective shall be deemed the date of termination.

                  (b) This Agreement and all rights of the Employee hereunder shall inure the benefit of and be enforceable by the Employee's personal and legal representatives, executors, administrators, successors, heirs, distributees, devises and legatees. If the Employee should die while any amount would still be payable to the Employee hereunder if the Employee had continued to live, all such amounts unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to be designees and legatees of the Employee or other designee or in default of such designee, to the estate of the Employee.

         14.      MISCELLANEOUS.

                  (a) NOTICES. For the purpose of this Agreement, notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when personally delivered or sent by certified mail, return receipt requested, postage prepaid, addressed (i) to the Company at its home office to the attention of the Board of Directors of the Company, with a copy to the Secretary of the Company and (ii) to the Employee at the home address the Employee has most recently


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provided to the Company or to such other address as either party may have furnished to the other in writing in accordance herewith.

                  (b) AMENDMENTS. No amendments or additions to this Agreement shall be binding unless in writing and signed by both parties, except as herein otherwise provided.

                  (c) 12 USC SECTION 1828(K). Any payments made to the Employee pursuant to this Agreement, or otherwise, are subject to and conditioned upon their compliance with 12 USC Section 1828(K) and any regulations promulgated thereunder.

                  (d) GOVERNING LAW. This Agreement shall be governed by the laws of the United States to the extent applicable and otherwise by the laws of the State of Ohio.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                                  The Blue Ash Building And Loan Company



                                  By:/s/ Ralph Heitmeyer
                                     -------------------------------------------
                                                                       President


                                  Employee:/s/ William T. Thornell
                                           -------------------------------------
                                               William T. Thornell


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